Schedules A and B – Management Agreement – CFST I

SCHEDULE A

As of September 1, 2015

Series	Effective Date
Active Portfolios Multi-Manager Growth Fund	August 1, 2015
Columbia Bond Fund	September 1, 2015
Columbia Corporate Income Fund	September 1, 2015
Columbia Intermediate Bond Fund	September 1, 2015
Columbia Multi-Asset Income Fund	September 1, 2015
Columbia Pacific/Asia Fund	August 1, 2015
Columbia Select Large Cap Growth Fund	August 1, 2015
Columbia Small Cap Value Fund I	September 1, 2015
Columbia U.S. Treasury Index Fund	September 1, 2015
Columbia Value and Restructuring Fund	July 1, 2015

Schedules A and B – Management Agreement – CFST I

SCHEDULE B

Fee Schedule

As of September 1, 2015

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Active Portfolios Multi-Manager Growth Fund	August 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.770 0.720 0.670 0.620 0.600 0.580 0.570	% % % % % % %
Columbia Bond Fund	September 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $2,000 $2,000 - $3,000 $3,000 - $6,000 $6,000 - $7,500 $7,500 - $9,000 $9,000 - $12,000 $12,000 - $20,000 $20,000 - $24,000 $24,000 - $50,000 >$50,000	0.500 0.495 0.480 0.460 0.450 0.430 0.415 0.410 0.390 0.380 0.360 0.340	% % % % % % % % % % % %
Columbia Corporate Income Fund	September 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $2,000 $2,000 - $3,000 $3,000 - $6,000 $6,000 - $7,500 $7,500 - $9,000 $9,000 - $12,000 $12,000 - $20,000 $20,000 - $24,000 $24,000 - $50,000 >$50,000	0.500 0.495 0.480 0.460 0.450 0.430 0.415 0.410 0.390 0.380 0.360 0.340	% % % % % % % % % % % %
Columbia Intermediate Bond Fund	September 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $2,000 $2,000 - $3,000 $3,000 - $6,000 $6,000 - $7,500 $7,500 - $9,000 $9,000 - $12,000 $12,000 - $20,000 $20,000 - $24,000 $24,000 - $50,000 >$50,000	0.500 0.495 0.480 0.460 0.450 0.430 0.415 0.410 0.390 0.380 0.360 0.340	% % % % % % % % % % % %

B-1

Schedules A and B – Management Agreement – CFST I

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Multi-Asset Income Fund	September 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.660 0.625 0.610 0.600 0.570 0.545 0.510	% % % % % % %
Columbia Pacific/Asia Fund	August 1, 2015	$0 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 >$6,000	0.950 0.870 0.820 0.770 0.720	% % % % %
Columbia Select Large Cap Growth Fund	August 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.770 0.720 0.670 0.620 0.600 0.580 0.570	% % % % % % %
Columbia Small Cap Value Fund I	September 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $3,000 $3,000 - $12,000 >$12,000	0.870 0.820 0.770 0.760 0.750	% % % % %
Columbia U.S. Treasury Index Fund(1)	September 1, 2015	ALL	0.400%
Columbia Value and Restructuring Fund	July 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.750 0.740 0.670 0.620 0.600 0.580 0.570	% % % % % % %

(1)	The Investment Manager has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of the Investment Manager or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including but not limited to, litigation expenses.

The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

B-2

Schedules A and B – Management Agreement – CFST I

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of August 26, 2015.

COLUMBIA FUNDS SERIES TRUST I

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
Name:	Amy K. Johnson
Title:	Managing Director and Chief Operating Officer

B-3